UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2012

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Aastrom Biosciences, Inc., a Michigan corporation, (the “Company”) approved the 2011 bonus payment to be paid to the Company’s President and Chief Executive Officer (the “CEO”).

Under the terms of the Company’s 2011 Compensation Guidelines, the CEO is eligible to receive a bonus ranging from zero to 45% of his annual salary.  The bonus awards were based upon the Company’s achievement of certain corporate performance goals for 2011.  The Committee concluded that the Company made substantial progress in the achievement of the performance goals and accordingly awarded bonuses equal to at least 80% of the target bonus for each of the Company’s named executive officers.  Mr. Mayleben received a bonus in excess of 80% of his target bonus based on his individual contributions toward achieving the corporate goals.  The 2011 bonus for the CEO approved by the Committee is $215,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: May 15, 2012	By:	/s/ Tim M. Mayleben
Name: Tim M. Mayleben
Title: Chief Executive Officer and President